UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California	92620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 28, 2008 Hines Horticulture, Inc. (the “Company”) issued a press release announcing its intention to file a Form 15 on or around February 7, 2008 with the Securities and Exchange Commission to deregister its common stock under the Securities Exchange Act of 1934.  The Company is eligible to deregister under the Exchange Act by filing a Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the Form 15, the Company’s obligation to file certain reports with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.

Hines Nurseries, Inc. commenced a consent solicitation today seeking consent from a majority of the holders of its 10.25% Senior Notes due 2011 to amend the indenture to permit the Company to cease filing reports with the Securities and Exchange Commission.  The beneficial owner of a majority in aggregate principal amount of the Notes has agreed with Hines Nurseries, Inc. that it will deliver its consent.

A copy of the Company’s press release appears as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits

99.1 Copy of press release, dated January 28, 2008 containing information regarding the Company’s deregistration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: January 28, 2008	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

99.1	Copy of press release, dated January 28, 2008, issued by Hines Horticulture, Inc.